UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2008

PACCAR Inc
 (Exact name of registrant as specified in its charter)

Delaware	001-14817	91-0351110
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 106th Avenue NE, Bellevue, WA	98004
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (425) 468-7400

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On November 4, 2008, the PACCAR Inc Board of Directors named Kirk S. Hachigian and Warren R. Staley to the PACCAR Inc Board of Directors effective December 9, 2008.

Kirk S. Hachigian will serve as a Class I director and Warren R. Staley will serve as a Class II director. The information required by Item 5.02(d)(3) is not available at this time. There are no reportable transactions for either individual under Item 404 (a) of Regulation S-K. Each director will receive compensation for his services in accordance with the Company’s standard compensatory arrangements for non-employee directors. These arrangements include an annual retainer of $75,000 prorated for 2008 to $18,750, Board meeting fees of $7,500 per meeting, Committee meeting fees of $5,000 per meeting, and an annual restricted stock award of $90,000 prorated for 2008 to $22,500. Two press releases announcing the Board action are attached as Exhibits 99.1 and 99.2 to this Report.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

The following are furnished as Exhibits to this Report.

Exhibit Number	Description
99.1 99.2	Press release of November 4, 2008 regarding Kirk S. Hachigian Press release of November 7, 2008 regarding Warren R. Staley

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACCAR Inc
Date: November 7, 2008	By:	/s/ D. C. Anderson
D. C. Anderson
Vice President and General Counsel